                                                                   Exhibit 46










                                      NYSEG
                          Creating Shareholder Value







                                                               NYSEG
August 1997                                        shaping energy environments

                                     Agenda

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                        //  NYSEG Settlement

                        //  Creating Shareholder Value

                        //  Financial Objectives







                                                               NYSEG
August 1997                                        shaping energy environments

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                                 NYSEG Settlement

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

                            Settlement Plan Summary

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     PRICE                   // Total revenue concessions of $600 million
     REDUCTIONS
                             // Forgo pre-approved price increases for 1996
                                and 1997

                             // Five-year electric and natural gas price freeze

                             // Five annual 5% price reductions for certain
                                large commercial/industrial customers
                                (approximately $6 million per year)





                                                               NYSEG
August 1997                                        shaping energy environments

                             Settlement Plan Summary
_______________________________________________________________________________

PRICE                      //  Potential 9% additional price
REDUCTIONS                     reduction from pass-back to
(CONTINUED)                    customers of savings from
                               renegotiation of two largest NUGs
                               and securitization

                           //  Potential 3% reduction from
                               replacement of Gross Receipts Tax
                               with profit-based tax (1% reduction
                               included in the latest NYS budget)

                           TOTAL POTENTIAL PRICE DECREASE: 20%

                                                             NYSEG
August 1997                                        shaping energy environments

                             Settlement Plan Summary
_______________________________________________________________________________

RETAIL                     //  Full retail choice by August 1, 1999
ACCESS                           -Back out rate prior to auction is market
                                  price plus:
                                   //  4 mills for large commercial/industrial
                                       customers
                                   //  10 mills for residential and small
                                       commercial customers
                                 -Back out rates in years 3-5 are 3.23 cents,
                                  3.47 cents, and 3.71 cents (less CTC for above-market coal plant costs)

                           //  Xenergy can compete within NYSEG
                                 territory as an ESCO; other NY utility
                                 ESCOs permitted on a reciprocal basis

                                                             NYSEG
August 1997                                        shaping energy environments

                SECTION II

                             Settlement Plan Summary
_______________________________________________________________________________

GENERATION                  //  Auction of coal-fired generation by
ASSETS                          August 1, 1999

STRANDED COST               //  Full recovery of regulatory assets,
RECOVERY                        NUGs, NMP2 and hydro in regulated
                                T&D business

                            //  Above-market coal investment
                                recovered through T&D business,
                                including full return, over no longer
                                than 19 years

                                                             NYSEG
August 1997                                        shaping energy environments

                SECTION II

                             Settlement Plan Summary
_______________________________________________________________________________

RATE DESIGN                 //  Revenue neutral rate redesign
                                  - Increases basic service charge
                                  - Incremental usage at 1/2 original
                                    price

CORPORATE                   //  Reorganize into umbrella holding
STRUCTURE                       company structure
                                  - Regulated T&D sub (Regco)
                                  - Generating sub (Genco)
                                  - Energy services sub (Esco)
                                  - Other subs

                                                             NYSEG
August 1997                                        shaping energy environments

                SECTION II

                             Settlement Plan Summary
_______________________________________________________________________________

FINANCIAL/                  //  Maintains allowed ROE at 11.1%
ACCOUNTING                        - ROE cap of 12%; floor of 9%
ISSUES                                // (Genco included in ROE
                                         calculation until auction is
                                         completed)

                            //  ROE cap excludes stock repurchases

                            //  No limitation on Regco common
                                stock repurchases at book value

                                                             NYSEG
August 1997                                        shaping energy environments

                SECTION II

                           Settlement Plan Summary
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FINANCIAL/             / / Ability to accelerate depreciation & amortization
ACCOUNTING
ISSUES
(CONTINUED)           / / Limited deferrals
                              -Deferred credits can offset deferred debits


                      / / Regco dividends to Holdco are limited to 100%
                          of earnings for common, excluding one-time items and asset sales


                                                            NYSEG
August 1997                                       shaping energy environments


                SECTION II

                           Settlement Plan Summary
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FINANCIAL/            / / Eliminates Section 107 diversification limitations
ACCOUNTING
ISSUES
(CONTINUED)           / / Allows company to stay on SFAS 71


                                                            NYSEG
August 1997                                       shaping energy environments

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     THIS IS AN IMPORTANT MILESTONE IN OUR TRANSITION TO COMPETITION. IT
REPRESENTS THE MOST AGGRESSIVE PLAN IN THE STATE FOR IMPLEMENTING CUSTOMER CHOICE AND REINFORCES OUR COMMITMENT TO COMPETITION.

     THIS PLAN MOVES THE STATE AGGRESSIVELY TOWARD COMPETITION, PROVIDES CONSIDERABLE PRICE REDUCTIONS, AND IMPROVES ECONOMIC DEVELOPMENT POTENTIAL.




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                                                            NYSEG
August 1997                                       shaping energy environments

                SECTION II

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                         Creating Shareholder Value

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


                         Creating Shareholder Value
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Strategies to improve shareholder value encompass three areas:


                    / / Outstanding Customer Service


                    / / Competitive Prices


                    / / Growth



                                                            NYSEG
August 1997                                       shaping energy environments

                             Outstanding Customer Service
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     //       In a deregulated environment, service will be a
              determining competitive advantage

                  - 1st quartile ranking in customer satisfaction
                    against national and state utilities
                  - Lowest PSC customer complaint rate of any
                    energy utility in NY State
                  - Service Guarantee Program exceeds 99.7%
                    success rate
                  - State-of-the-art call center
                  - Value-added services
                  - Public recognition of storm restoration efforts

August 1997                                                 NYSEG
                                                  shaping energy environments

                                    Competitive Prices
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      //      Reduce overall electric prices

     //       Extend freeze on natural gas prices

     //       Continue flex-rate contracts -- 38% of
              industrials under contract; $23 million of incremental new load

     //       Reduce costs of business

     //       Reduce legislatively imposed costs


August 1997                                                 NYSEG
                                                  shaping energy environments

                             Reduce Costs of Business
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     //       O&M expenses flat since 1993

     // Capital spending cut through focus on higher required returns

                  - Future anticipated spending levels of $130-$150
                    million per year (excluding unidentified growth opportunities)

     //       Low-cost generation producer and wholesale marketer

                  - 1% average annual decline in fossil fuel production
                    costs since 1986
                  - 8% average annual decline in nuclear production
                    costs since 1988
                  - Record production at Kintigh, Homer City and Nine
                    Mile in 1996


August 1997                                                 NYSEG
                                                  shaping energy environments

                            Reduce Legislatively Imposed Costs
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     //       Taxes other than FIT have been held flat for the past
              two years

     // Working with state and municipalities to reduce tax burden further

    // Working directly with NUGs to renegotiate excessive burden of mandated over-market purchases of power

     // Pursuing relief from two largest NUG contracts in US District Court


August 1997                                                 NYSEG
                                                  shaping energy environments

                                      Growth
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                        //    Natural Gas Business

                        //    Energy Services

                       //     Strategic Opportunities



August 1997                                                 NYSEG
                                                  shaping energy environments

                                Natural Gas Business
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     //       Best year ever in '96 and still growing, despite 40
              competitors

     //       10% revenue growth in 1996

     //       8 new franchises in 1996 -- 9 in 1997
                  - Expect to maintain pace through year 2000

     //       Expanding capacity at Seneca Lake Gas Storage
              Project by over 80%
                       - Improves wholesale capabilities

     //       Full line of unbundled and rebundled services


August 1997                                                 NYSEG
                                                  shaping energy environments

                           Energy Services
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// XENERGY is being positioned to become one of
   the "Top 5" regional full-service ESCOs operating in the Northeast and California
       - Gained 10% market share in New Hampshire retail pilot
       - Won Massachusetts High Tech's entire 40 megawatt load in retail pilot


// Earnings per share expected to improve each year with 1999 estimated as break even




                                                              NYSEG
August 1997                                          shaping energy environments

                           Strategic Opportunities
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// Currently pursuing strategic opportunities to
   leverage core competencies and strengthen position in Northeast market
      - e.g., Joint Venture with Central Maine Power to offer natural gas distribution services for customers in state of Maine not currently served by a natural gas utility



                                                              NYSEG
August 1997                                          shaping energy environments

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                             Financial Objectives
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
                             Financial Objectives
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// Wes' DQE Track Record


// Improved earnings outlook -- Comfortable with consensus analyst estimates of about $2.60 per share for 1997


// Focusing on enhanced profitability in 1998 and
   beyond by:
     - Growing the business
     - Continuing to manage costs



                                                              NYSEG
August 1997                                          shaping energy environments

                             Financial Objectives
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// Annual electric sales growth of about 1%
     - 66 major new customers or expansions in the last
       18 months


// Annual natural gas sales growth of 2% - 3%

// Keep O&M flat, as we have done over the past several years

// Maintain annual capital spending targets of $130-$150 million (75% of depreciation)

                                                              NYSEG
August 1997                                         shaping energy environments

                             Financial Objectives
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// Use excess cash to redeem high-cost securities,
   increase dividend and/or buy back common stock
      - Expect to have about $100 million of free cash flow per year


// Reduced risk profile should also benefit shareholders



                                                              NYSEG
August 1997                                         shaping energy environments

                                    Summary
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// Well positioned to expand capabilities in the
   northeast energy market

// Among the lowest natural gas prices in the Northeast

// Success in natural gas deregulation

// Gas storage capability

// Low wholesale electric prices


                                                              NYSEG
August 1997                                         shaping energy environments

                                    Summary
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// Generation assets and contracts in three pools

// Xenergy - established energy service company

// Rate settlement agreement

// Improved prospects for earnings and cash flow

// Healthy balance sheet


                                                               NYSEG
August 1997                                         shaping energy environments

                          FORWARD-LOOKING STATEMENTS
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This presentation contains certain forward-looking statements. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Whenever we use the words "anticipate," "believe," "estimate," "expect," "project," "objective" or similar expressions, they are intended to identify forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause NYSEG's actual results to differ materially from those contemplated in any forward-looking statements include, among others, regulatory developments, the rapidly changing and increasingly competitive electric and gas utility environment, the ability to obtain adequate and timely rate relief, cost recovery, including the potential impact of stranded costs, legal or administrative proceedings, business conditions, technological developments, changes in the cost or availability of capital, labor developments, nuclear or environmental incidents, factors affecting the utility industry in general, such as deregulation and the unbundling of energy services, weather conditions and changes in fuel supply or cost, and other considerations that may be disclosed from time to time in NYSEG's publicly disseminated documents and filings.